UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P. and Elliott International, L.P., together with the other participants in such proxy solicitation (collectively, “Elliott”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of four highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation.

Item 1: On April 3, 2017, Elliott issued the following press release, which was also posted by Elliott to www.NewArconic.com:

Media Contact:

Stephen Spruiell
Elliott Management Corporation
(212) 478-2017
sspruiell@elliottmgmt.com

Elliott Releases New Video on NewArconic.com: Klaus Kleinfeld vs. The Facts

Video Heeds Dr. Kleinfeld’s Call to “Look At The Track Record”

Click to Watch the Video

NEW YORK (April 3, 2017) – Elliott Management Corporation (“Elliott”), which manages funds that collectively beneficially own a 13.2% economic interest in Arconic Inc. (NYSE: ARNC) (“Arconic” or the “Company”), today released a new video on NewArconic.com titled “Klaus Kleinfeld vs. the Facts.”

Shortly after Elliott issued its call for leadership change at Arconic, CEO Klaus Kleinfeld took to the airwaves and encouraged all shareholders to “look at the track record” and to “let the facts speak.”

Taking him up on this offer, Elliott’s new video, “Klaus Kleinfeld vs. The Facts,” details Dr. Kleinfeld’s track record of underperformance, debunks his excuses for his poor record, and demonstrates the strong shareholder support that has emerged in favor of a new leader for Arconic.

Specifically, the video highlights the following, among other important data points that shareholders should consider:

•	Dr. Kleinfeld has the worst track record of any continuously tenured CEO in the S&P 500 over his tenure.
•	Alcoa has underperformed all of its peers and the broader indexes during Dr. Kleinfeld’s time as CEO.
•	In the wake of Elliott’s call for a change in management, Arconic’s shares rose more than 30%, a stronger reaction than upon the announcement of any other proxy contest in at least the last decade.

Elliott encourages investors to watch the video in its entirety at NewArconic.com and make sure that they “look at the track record” of Dr. Klaus Kleinfeld. If shareholders compare that track record to the expertise and performance of the highly qualified, independent director nominees and Larry Lawson, whom Elliott has suggested the Board consider as a candidate to replace Dr. Kleinfeld, they will agree that voting the BLUE card is what is best for Arconic.

Watch the video in its entirety at http://newarconic.com/shareholder-information/videos.

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), together with the other participants in Elliott’s proxy solicitation, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Arconic Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Elliott’s proxy solicitation. These materials and other materials filed by Elliott with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Elliott with the SEC are also available, without charge, by directing a request to Elliott’s proxy solicitor, Okapi Partners LLC, at its toll-free number 1-877-869-0171 or via email at info@okapipartners.com.

About Elliott

Elliott Management Corporation manages two multi-strategy hedge funds which combined have more than $32 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Item 2: On April 3, 2017, the following materials were posted by Elliott to www.NewArconic.com:

NEW ARCONIC

HOME | SHAREHOLDER INFORMATION | MEET LARRY LAWSON | SHAREHOLDER NOMINEES | REACTIONS | CONTACT

Enter Email to Receive Updates:
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PRESS RELEASES

LETTERS

STATEMENTS & PRESENTATIONS

VIDEOS

Press Releases

April 3, 2017

VIEW

March 27, 2017

Elliott to Arconic: Stonewalling on Vote-Buying Deal Raises Questions about What the Company is Trying to Hide

VIEW

March 23, 2017

Elliott Sends Letter to Arconic Employees: Lays Out Facts of Apparent Vote-Buying Deal

VIEW

March 20, 2017

Elliott to Arconic's Board: Waiver of Secret Voting Lock-Up Raises More Questions Than It Answers

VIEW

March 16, 2017

Elliott Demands Explanation from Arconic's Board for Apparent Vote-Buying

VIEW

January 31, 2017

Elliott Management Nominates Five Independent, Highly Qualified Director Candidates to the Board of Arconic

VIEW

© 2017 Elliott Management Corporation. All Rights Reserved. | Legal Notices

NEW ARCONIC

HOME | SHAREHOLDER INFORMATION | MEET LARRY LAWSON | SHAREHOLDER NOMINEES | REACTIONS | CONTACT

Enter Email to Receive Updates:

Email SUBMIT

PRESS RELEASES

LETTERS

STATEMENTS & PRESENTATIONS

VIDEOS

Statements & Presentations

March 24, 2017

Elliott Proxy Supplement

VIEW

March 9, 2017

Elliott Proxy Statement

VIEW

January 31, 2017

Elliott Views on Arconic

VIEW

© 2017 Elliott Management Corporation. All Rights Reserved. | Legal Notices

NEW ARCONIC

HOME SHAREHOLDER INFORMATION MEET LARRY LAWSON SHAREHOLDER NOMINEES REACTIONS CONTACT

Enter Email to Receive Updates:

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Christopher L. Ayers

Relevant Experience

- Business executive possessing expertise in specialty materials industry
- Fmr. President and Chief Executive Officer of WireCo WorldGroup
- Director of Universal Stainless & Alloy Products (NASDAQ:USAP)
- Former Alcoa executive, including President of its Global Primary Products Business
- Former President of PCC Forgings Division of Precision Castparts

FULL BIO

Elmer L. Doty

Relevant Experience

- Over 40 years of leadership experience in heavy industry
- Operating Executive at The Carlyle Group focused on aerospace & defense and industrial sectors
- Former President and Chief Executive Officer of Accudyne Industries
- Former President and Chief Executive Officer of Vought Aircraft Industries
- Former director of Triumph Group and President of Triumph Aerostructures – Vought Aircraft Division

FULL BIO

Bernd F. Kessler

Relevant Experience

- International business executive with strong background in engineering, operational excellence and organizational development
- Director of Polaris Industries (NYSE:PII)
- Former Chief Executive Officer of SRTechnics
- Former President and Chief Executive Officer of MTU Maintenance (subsidiary of Aero Engines)
- Former executive of Honeywell International and its predecessor AlliedSignal

FULL BIO

Patrice E. Merrin

Relevant Experience

- International business executive with extensive board experience
- Current director of Stillwater Mining (NYSE:SWC), Glencore (LON:GLEN) and Novadaq Technologies (NASDAQ:NVDQ)
- Former President and Chief Executive Officer of Luscar
- Former Executive Vice President and Chief Operating Officer of Sherritt International
- Former Chairman of CML HealthCare

FULL BIO

© 2017 Elliott Management Corporation. All Rights Reserved. | Legal Notices

KLAUS KLEINFELD VS. THE FACTS
(Video Transcript)

Jim Cramer: Now they have a candidate, former Spirit AeroSystems, very successful candidate, Larry Lawson. They've hired as a consultant who they think would do a better job than you. They’re putting Mr. Lawson up. Do you have the votes to stop Mr. Lawson?

Klaus Kleinfeld: Well look, the most important thing is to look at the track record here, what we've done.

Voice-over: Shareholders agree – look at the track record.

It shows that of all the S&P 500 companies that have been public since Klaus Kleinfeld took over Alcoa, Alcoa’s total shareholder return ranks near the very bottom.

Each of the companies that performed worse than Alcoa during this period changed CEOs.

In other words, Dr. Kleinfeld has the worst track record of any CEO in the S&P 500 over his tenure. What is Dr. Kleinfeld’s excuse?

Klaus Kleinfeld: Well, they, they ignore that we had a world economic crisis that hit the commodity markets particularly heavy.

Voice-over: Once again, let’s look at the track record. It shows that neither the financial crisis nor poor commodity prices can explain his poor results. In fact, over any relevant time frame, against any companies facing the same issues, Dr. Kleinfeld has failed to deliver for shareholders.

Shareholders’ lack of confidence in Dr. Kleinfeld has been plain for all to see following the separation of Alcoa Inc. into two publicly traded companies, Alcoa Corp. and Arconic.

Following the separation, shares of Alcoa Corp. rallied under its new shareholder-friendly and well-respected management team. But the Kleinfeld-led Arconic continued to underperform until its largest shareholder called for fundamental change in the Company’s leadership.

In fact, it was only after the call for Dr. Kleinfeld to step aside that Arconic’s shares rose by more than 30% – conclusive evidence that the Company is worth more without Dr. Kleinfeld at the helm.

This increase in the value of Arconic’s shares was the strongest reaction to a shareholder’s call for change at any company in at least a decade.

Four of the company’s largest shareholders have joined in the call for change. Together with Elliott Management, these shareholders own more than 20% of Arconic.

Voice-Over 2: “We do not believe that Arconic can achieve its long-term intrinsic value under the leadership of Klaus Kleinfeld.”

Voice-Over 3: “We intend to support Elliott’s proposed proxy slate because it best serves the long-term interests of the Company.”

Voice-Over 4: “Elliott’s plan for value creation can reverse the past and set new Arconic on a better path.”

Sarat Sethi: The problem here …

Scott Wapner: Is it a Kleinfeld problem or a macro problem?

Sarat Sethi: No, I do think it’s a CEO problem, because he’s also been the one who was there when they cut the dividend back in ’09. He’s the one that has been through everything with them. And when we look for this company – and the reason we really owned it was because of Arconic, because of the specialty materials part. That’s Precision CastParts, that’s what Warren Buffet bought. But there has been no value created.

Voice-Over: And independent analysts noted the significant gains that shareholders stand to make if the company heeds the call – and the significant losses they could face if the company fails to act.

This May, Arconic shareholders may get a chance to vote for four independent, highly qualified director nominees – nominees whose independence from Dr. Kleinfeld will enable them to hold Arconic’s management accountable and create value for all shareholders.

When shareholders go to cast their votes, we encourage them to heed Dr. Kleinfeld’s advice:

Klaus Kleinfeld: Well look, the most important thing is to look at the track record here, what we've done.

Klaus Kleinfeld: Let the facts speak.

Voice-Over: Indeed. Let the facts speak.